Registration No. 33-84372

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                      20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             KENAN TRANSPORT COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)

             North Carolina                       56-0516485
             -----------------------------------------------
             (State or other jurisdiction         (I.R.S. Employer -0516485
             of incorporation or organization)      Identification No.)

                 University Square-West, 143 W. Franklin Street
                     Chapel Hill, North Carolina 27516-3910
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             KENAN TRANSPORT COMPANY
                              1994 STOCK BONUS PLAN
                              ---------------------
                            (Full title of the plan)

                        WILLIAM L. BOONE, VICE PRESIDENT
                             Kenan Transport Company
                 University Square-West, 143 W. Franklin Street
                     Chapel Hill, North Carolina 27516-3910
                     --------------------------------------
                     (Name and address of agent for service)

                                 (919) 967-8221
                                 --------------
          (Telephone number, including area code, of agent for service)







This Post-Effective Amendment to the Registration Statement shall become effective upon the date of filing pursuant to Rule 464 promulgated under the Securities Act of 1933, as amended.


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Deregistration of Shares
------------------------

         Kenan Transport Company (the "Company") registered 56,000 shares of the Company's Common Stock on Form S-8 (Registration No. 33-84372) relating to the Company's 1994 Stock Bonus Plan. The purpose of this Post-Effective Amendment No. 1 is to remove from registration 34,477 shares of the Company's Common Stock which were included in the 56,000 shares registered under the 1994 Stock Bonus Plan and remain unsold at the termination of the Plan.


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


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina on July 30, 1998.

                                    KENAN TRANSPORT COMPANY


                                    By: /s/ Lee P. Shaffer
                                    ----------------------
                                        Lee P. Shaffer
                                        President and Chief Executive Officer

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